As filed with the Securities and Exchange Commission on May 29, 2007

Registration No. 333-88128

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

Under

The Securities Act of 1933

LATTICE SEMICONDUCTOR CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	93-0835214
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

5555 N.E. Moore Court
Hillsboro, Oregon 97124-6421
(503) 268-8000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Stephen A. Skaggs
President and Chief Executive Officer
Lattice Semiconductor Corporation
5555 N.E. Moore Court
Hillsboro, Oregon 97124-6421
(503) 268-8000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

John A. Fore, Esq.

Michael S. Russell, Esq.

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, CA 94304

(650) 493-9300

Approximate date of commencement of proposed sale to the public:  This post-effective amendment deregisters those shares of common stock that remain unsold hereunder as of the effective date hereof.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

DEREGISTRATION OF SECURITIES

On May 13, 2002, Lattice Semiconductor Corporation (the “Company”) filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-88128) (the “Registration Statement”) which registered for resale 95,563 shares of its common stock issuable to Bain & Company, Inc. (“Bain”) upon exercise of a warrant (the “Warrant”) granted to Bain in connection with consulting services provided to the Company.

In accordance with the undertaking contained in the Registration Statement pursuant to Item 512(a)(3) of Regulation S-K, the Company respectfully requests that the Commission remove from registration a total of 95,563 shares of its common stock that remain unsold under the Registration Statement.  The Company is requesting the removal from registration of these shares because the Warrant expired prior to being exercised.

Accordingly, the Company hereby de-registers 95,563 shares of its common stock registered pursuant to the Registration Statement remaining unsold thereunder.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hillsboro, State of Oregon, on May 29, 2007.

LATTICE SEMICONDUCTOR CORPORATION
(Registrant)

By:	/s/ Stephen A. Skaggs
Stephen A. Skaggs
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen A. Skaggs and Jan Johannessen, and each of them individually, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign the Registration Statement filed herewith and any or all amendments to said Registration Statement (including post-effective amendments and registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and otherwise), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ Stephen A. Skaggs	President and Chief Executive Officer	May 29, 2007
Stephen A. Skaggs	(Principal Executive Officer); Director

/s/ Jan Johannessen	Senior Vice President and Chief Financial	May 29, 2007
Jan Johannessen	Officer (Principal Financial and Accounting
Officer)

Director
David E. Coreson

Director
Daniel S. Hauer

/s/ Patrick S. Jones	Director	May 27, 2007
Patrick S. Jones

/s/ Balaji Krishnamurthy	Director	May 25, 2007
Balaji Krishnamurthy

Director
Harry A. Merlo

/s/ Gerhard H. Parker	Director	May 29, 2007
Gerhard H. Parker

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